Exhibit 10.2

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT
(ROGERS)

           THIS SECOND AMENDMENT (this “Amendment”) is made as of April 5, 2004, to the Employment Agreement dated May 25, 1996 by and between WILSONS THE LEATHER EXPERTS INC., a Minnesota corporation (the “Company”), and DAVID ROGERS, a resident of Minnesota (the “Executive”), as amended by that First Amendment to Employment Agreement dated as of March 23, 2000 (the “Agreement”).

           WHEREAS, the Company wishes to continue to secure the Executive’s services as the President of the Company under the terms of the Agreement as modified by this Amendment;

           WHEREAS, the Executive wishes to continue to provide such services to the Company; and

           WHEREAS, the Executive and the Company desire to modify certain terms of Section 6(c) in the Agreement.

           NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings stated herein, the Executive and the Company hereby agree to amend the Agreement as follows:

           A.      The introduction to Section 6(c) and Section 6(c)(i) of the Agreement are hereby amended in their entirety to read as follows:

            “(c)   If the Executive’s employment hereunder ends prior to the end of the Employment Period by reason of resignation by the Executive for Good Reason or termination by the Company without Cause, then:

(i)	the Company shall continue to pay, or cause one or more of its Subsidiaries to continue to pay, to the Executive, in accordance with, and at the times provided in, Section 3(a) hereof, the Executive’s Base Salary for a period of 24 months after the Termination Date even if such 24-month period does not end at or prior to the end of the Employment Period”;

           B.       Section 6(c)(iv) of the Agreement is hereby amended in its entirety to read as follows:

“(iv)	the Executive and his dependents shall continue, for a period of 24 months after the Termination Date, even if such 24-month period does not end at or prior to the end of the Employment Period, to be entitled to all medical, dental, life insurance and disability benefits of the type that they received immediately prior to the Termination Date (or, in the event their participation in a plan pursuant to which any such benefits are provided is barred by the terms of such plan, benefits which are no less favorable to them than the benefits under such plan), except to the extent essentially equivalent and no less favorable benefits are provided to them by a subsequent employer; and”

     C.       All references in the Agreement and this Amendment to “this Agreement,” the “Agreement,” “hereunder,” “herein,” or “hereof” shall be deemed to be references to the Agreement, as amended by this Amendment and as hereafter amended by any other amendment adopted in accordance with Section 22 of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

WILSONS THE LEATHER EXPERTS INC.

/s/ David Rogers	By:	/s/ Michael Cowhig

Name: David Rogers	Name:	Michael Cowhig

	Title:	Chairman, Compensation Committee

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